UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2006

DENBURY RESOURCES INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

1-12935	20-0467835
(Commission File Number)	(I.R.S. Employer Identification No.)

5100 Tennyson Parkway Suite 3000 Plano, Texas	75024
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(972) 673-2000

_____________________N/A______________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

(c)     On August 16, 2006, Denbury Resources Inc. (the “Company”) announced the appointment by the Board of Directors of Robert Cornelius as Senior Vice President of Operations. Mr. Cornelius was previously employed by J.M. Huber Corporation serving as Vice President of the Mid-Continent Area since 2004 and as Vice President of Mid-Continent Operations from 1995 to 2004. J.M. Huber Corporation is a New Jersey based supplier of engineered materials, natural resources and technology-based services. Mr. Cornelius is 51 years old. There are no arrangements or understandings between Mr. Cornelius and any other person pursuant to which he was appointed as Vice President of Operations.

Mr. Ron Gramling, Vice President of Marketing, has announced that he plans to retire from the Company effective as of August 31, 2006.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated August 16, 2006, “Denbury Appoints New Senior VP of Operations; Announces Retirement of VP of Marketing”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc.

(Registrant)

Date: August 16, 2006	By:	/s/ Phil Rykhoek
Phil Rykhoek
Senior Vice President & Chief
Financial Officer